SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 21, 2008
Date of Report

Paradigm Oil & Gas, Inc.

Nevada	333-103780	33-1037546
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

31 Walmer Rd Suite 6
Toronto, On M5R 2W7
(Address of Principal Executive Offices)

(416) 928-3095
(Registrant’s Telephone Number, including area code)

Item 5.03 Amendment to the Articles of Incorporation or By-laws

On August 18, 2008, Paradigm Oil & Gas, Inc. (“the Company”) filed with the State of Nevada accepted a Certificate of Amendment to the Articles of Incorporation which were approved by the Company’s shareholders at the annual general meeting on August 18, 2008.

The Company amended the articles to authorized 10,000,000 shares of preferred stock, with a par value of $0.001 per share. The Company also approved a 1 for 300 reverse split of the common stock without changing the authorized capital of the corporation which remains at 300,000,000 shares of common stock and 10,000,000 shares of preferred stock.

(d) Exhibits.

3.1 Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Paradigm Oil & Gas, Inc

DATED: August 21, 2008	/s/ Marc Juliar
Marc Juliar
President, and Director